Exhibit 99.2

Velocity Express Secures Revolving Credit Line with Burdale

Capital Finance

WESTPORT, Conn. March 18, 2009 – Velocity Express Corporation (NASDAQ: VEXP), the nation’s largest provider of time definite regional delivery solutions, announced that it has entered into a credit agreement with Burdale Capital Finance, Inc. for a $12 million secured revolving credit facility, replacing the Company’s existing credit agreement with Wells Fargo Foothill. The facility is secured by substantially all Velocity Express assets including receivables, bank accounts, intellectual property, technology and stock in its subsidiaries.

Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, stated, “Given current conditions in the credit markets as well as the general economy, our ability to secure this credit facility reflects well on Velocity’s improved operating performance over the past few quarters. This credit facility will enable us to continue to provide our customers premier outsourced delivery solutions that are on-time, reliable and cost effective.”

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

About Burdale Capital Finance, Inc.

Founded in London in 1992, Burdale is a leading provider of Asset Based Lending operating in the US, UK and European markets. Burdale Capital Finance, Inc. is a wholly owned US subsidiary of the Bank of Ireland Group and a sister company to Burdale Financial Limited in the UK. Burdale Capital Finance provides lines of credit ranging from $15 million to $200 million to middle market companies and maintains offices in Stamford, CT and New York, NY.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions and include statements about our ability to provide high quality cost effective outsourcing solutions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate.

Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may be unable to continue to provide high quality, cost effective outsourced solutions for our customers; we may be adversely affected by the recessionary economy and our large customers could reduce or discontinue using our services; we could fail to comply with the covenants in our existing or new credit agreements, including those related to EBITDA and available cash or fail to obtain waivers with respect to existing non-compliance; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility are limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the funds to do so; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as amended for the year ended June 28, 2008. as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone, CFO

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett/Jennifer Belodeau

203-972-9200

jnesbett@institutionalms.com